Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Capital One Securities Energy Conference

LAFAYETTE, LA. December 8, 2015

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will present at the Capital One Securities Energy Conference in New Orleans, Louisiana at 10:20 a.m. Central time on Thursday, December 10, 2015. The presentation material will also be available in the "Events and Presentations" section of the company's website, www.StoneEnergy.com, within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.